As filed with the Securities and Exchange Commission on June 26, 1997
                                                  Registration No.  333 - _____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                          UNITED INDUSTRIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                      95-2081809
---------------------------------           ------------------------------------
 (State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                               18 EAST 48TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 752-8787
--------------------------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)


                          UNITED INDUSTRIAL CORPORATION
                1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
--------------------------------------------------------------------------------
                              (Full Title of Plan)


                                SUSAN FEIN ZAWEL
                                    SECRETARY
                          UNITED INDUSTRIAL CORPORATION
                               18 EAST 48TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 752-8787
--------------------------------------------------------------------------------
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:
                              TED S. WAKSMAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
  Title of Each Class of Securities to        Amount to be        Offering Price Per     Aggregate Offering         Amount of
              be Registered                   Registered(1)            Share(2)               Price(2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
share                                        300,000 shares             $8.5625              $2,568,750              $778.41
====================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on June 23, 1997.

================================================================================


NYFS11...:\95\78495\0001\1708\FRM5157W.25B

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


ITEM 2.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the United Industrial Corporation 1996 Stock Option Plan for Nonemployee Directors and its administrators are available without charge by contacting:

                                Susan Fein Zawel
                          United Industrial Corporation
                               18 East 48th Street
                            New York, New York 10017
                                 (212) 752-8787

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by United Industrial Corporation (the "Company") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

            (c) The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

         Section D of Article SEVENTH of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Company owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         Section 1 of Article VI of the Company's Amended and Restated By-Laws provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Company. If an indemnitee is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Company shall nonetheless indemnify such indemnitee to the maximum extent for the remaining portion of the liabilities.

         Both the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws provide that the respective rights of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

            4(a)  - Restated Certificate of Incorporation of the Company
                    (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

            4(b)  - Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

            4(c)  - The Company's 1996 Stock Option Plan for Nonemployee
                    Directors (incorporated by reference to the Company's Proxy Statement dated March 27, 1997).

            5     - Opinion of Weil, Gotshal & Manges LLP.

            23(a) - Consent of Ernst & Young LLP.

            23(b) - Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5).

            24    - Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).


ITEM 9.  UNDERTAKINGS.

    (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 24th day of June, 1997.

                                 UNITED INDUSTRIAL CORPORATION

                                 By:  /s/ Susan Fein Zawel
                                     --------------------------------------
                                      Name:    Susan Fein Zawel
                                      Title:   Vice President, Associate
                                               General Counsel and Secretary


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard R. Erkeneff and Susan Fein Zawel acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                          Title                         Date
    ---------                          -----                         ----


/s/ Richard R. Erkeneff      President, Chief Executive           June 24, 1997
------------------------     Officer and Director
Richard R. Erkeneff          (Principal Executive
                             Officer)


/s/ Harold S. Gelb           Chairman of the Board and Directo    June 24, 1997
------------------------
Harold S. Gelb


/s/ Howard M. Bloch          Vice Chairman of the Board           June 24, 1997
------------------------     and Director
Howard M. Bloch


/s/ Susan Fein Zawel         Vice President, Associate General    June 24, 1997
------------------------     Counsel, Secretary and Director
Susan Fein Zawel


/s/ James H. Perry           Treasurer (Principal Financial       June 24, 1997
------------------------     and Accounting Officer)
James H. Perry


/s/ Edward C. Aldridge, Jr.  Director                             June 24, 1997
---------------------------
Edward C. Aldridge, Jr.

/s/ E. Donald Shapiro        Director                             June 24, 1997
------------------------
E. Donald Shapiro

                                  EXHIBIT INDEX



EXHIBIT NO.                   DESCRIPTION
-----------                   -----------

    4(a)            -         Restated Certificate of Incorporation of the
                              Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

    4(b)            -         Amended and Restated By-Laws of the Company
                              (incorporated by reference to the Company's Annual
                              Report on Form 10-K for the year ended December
                              31, 1995).

    4(c)            -         The Company's 1996 Stock Option Plan for
                              Nonemployee Directors (incorporated by reference to the Company's Proxy Statement dated March 27,
                              1997).

    5               -         Opinion of Weil, Gotshal & Manges LLP.

    23(a)           -         Consent of Ernst & Young LLP.

    23(b)           -         Consent of Weil, Gotshal & Manges LLP
                              (included in Exhibit 5).

    24              -         Power of Attorney (included as part of the
                              signature page to this Registration Statement and incorporated herein by reference).